CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 87 to Registration Statement No. 333- 143964 on Form N-1A of our report dated November 28, 2012, relating to the financial statements and financial highlights of First Trust Exchange-Traded Fund II (the "Fund"), comprised of First Trust STOXX(R) European Select Dividend Index Fund, First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund, First Trust Dow Jones Global Select Dividend Index Fund, First Trust ISE Global Wind Energy Index Fund, First Trust ISE Global Engineering and Construction Index Fund, First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund, First Trust ISE Global Copper Index Fund, First Trust ISE Global Platinum Index Fund, First Trust BICK Index Fund, First Trust NASDAQ CEA Smartphone Index Fund, First Trust NASDAQ Global Auto Index Fund and First Trust ISE Cloud Computing Index Fund (collectively, the "Funds"), appearing in the Annual Report on Form N-CSR for First Trust Exchange-Traded Fund II for the year ended September 30, 2012 and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
January 28, 2013